SCHEDULE A

PROFESSIONALLY MANAGED PORTFOLIOS

Brown Advisory Funds
Series and Advisory Fee Schedule

Series of Professionally Managed Portfolios	Annual Advisory Fee
Brown Advisory Growth Equity Fund	0.75%
Brown Advisory Value Equity Fund	0.75%
Brown Advisory Flexible Value Fund	0.85%
Brown Advisory Small-Cap Growth Fund	1.00%
Brown Advisory Small-Cap Fundamental Value Fund	1.00%
Brown Advisory Opportunity Fund	1.00%
Brown Advisory Maryland Bond Fund	0.35%
Brown Advisory Intermediate Income Fund	0.35%
Brown Advisory Tactical Bond Fund	0.75%
Brown Advisory Equity Income Fund	0.75%

PROFESSIONALLY MANAGED PORTFOLIOS on behalf of each series of the Trust listed on Schedule A	BROWN INVESTMENT ADVISORY INCORPORATED

By: /s/Eric W. Falkeis	By: /s/D.M. Churchill

Name: Eric W. Falkeis	Name: David M. Churchill

Title: President	Title: CFO/Treasurer

Updated by the Board of Trustees:  August 9, 2011 to add the Brown Advisory Tactical Bond Fund
Updated by the Board of Trustees November 7-8, 2011 to add the Brown Advisory Equity Income Fund.